Exhibit 99.3
© CTO Realty Growth, Inc. | ctoreit.com REALTY GROWTH Supplemental Reporting Information Q2 2022

© CTO Realty Growth, Inc. | ctoreit.com 1. Second Quarter 2022 Earnings Release 3 2. Key Financial Information ▪ Consolidated Balance Sheets 12 ▪ Consolidated Statements of Operations 13 ▪ Non - GAAP Financial Measures 14 3. Capitalization & Dividends 17 4. Summary of Debt 18 5. Investments 19 6. Dispositions 2 0 7. Portfolio Detail 21 8. Leasing Summary 23 9. Lease Expirations 24 10. Top Tenant Summary 25 11. Geographic Diversification 26 12. Other Assets 27 13. 2022 Guidance 28 14. Contact Information & Research Coverage 29 15. Safe Harbor, Non - GAAP Financial Measures, and Definitions and Terms 30 Table of Contents

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 3 Press Release Contact: Matthew M. Partridge Senior Vice President , Chief Financial Officer and Treasurer (407) 904 - 3324 mpartridge@ctoreit.com FOR IMMEDIATE RELEASE CTO REALTY GROWTH REPORTS SECOND QUARTER 202 2 OPERATING RESULTS WINTER PARK , FL – July 2 8 , 20 2 2 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO” ) today announced its operating results and earnings for the quarter ended June 30 , 202 2 .. Select Highlights ▪ Reported Net Income per diluted share attributable to common stockholders of $0.0 0 for the quarter ended June 30 , 202 2 , a n increase of 1 00.0 % from the comparable prior year period .. ▪ Reported Core FFO per diluted share attributable to common stockholders of $1.4 1 for the quarter ended June 30, 2022, an increase of 60.2 % from the comparable prior year period. ▪ Reported AFFO per diluted share attributable to common stockholders of $ 1. 4 8 for the quarter ended June 30, 202 2 , an increase of 38.3 % from the comparable prior year period .. ▪ Entered into a preferred equity agreement to provide $30.0 million of funding towards the acquisition of the Watters Creek at Montgomery Farm in Allen, Texas at an initial investment yield above the range of the Company’s guidance for initial investment ca sh yields. ▪ Entered into a loan agreement to provide $19.0 million of funding towards the development of the retail portion of the WaterStar Orlando mixed - use property in Kissimmee , FL at an initial investment yield above the range of the Company’ s gu idanc e for initial investment cash yields. ▪ Reported a 23.8 % increase in Same - Property NOI during the quarter ended June 30, 2022, as compared to the comparable prior year period .. ▪ Paid a regular common stock cash dividend during the second quarter of 2022 of $1.12 per share, representing an increase of 12.0 % from the compar able prior year period , a payout ratio of 75.7% of the Company’s second quarter 2022 AFFO per diluted share, and an annualized yield of 6.9 % based on the closing price of the Company’s common stock on July 2 7 , 202 2 .. ▪ Completed a three - for - one stock split and began trading at the post - split price on July 1, 2022 .. The stock split was effected in the form of a stock dividend of two additional shares of common stock for each outstanding share of common stock held as of the record date for the stock dividend .. ▪ O n July 8, 2022, the Company acquired Madison Yards, a newly built, grocery - anchored retail property located in Atlanta, Georgia for a purchase price of $80.2 million. The purchase price represents a going - in cap rate below the range of the Company’s prior guidance for initial cash yields.

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 4 CEO Comments “I am very encouraged by our second quarter performance as our team continues to make strong operational progress with our leasing and repositioning initiatives and find s attractive opportunities for external growth through our disciplined , retail - focused investment strategy ,” said John P. Albright, President and Chief Executive Off icer of CTO Realty Growth. “ Our recent Madison Yards acquisition was a great opportunity to acquire a newly built grocery - anchored shopping center in one of the strongest markets in the country , further improving our already high - quality, growth market - ori ented portfolio. With year - to - date same - store NOI growth of more than 20 % and over 200 bps of leased occupancy set to rent commence over the next twelve months, we’re very excited about our prospects to drive double digit same - store NOI growth during the back half of this year and in 2023 .. This embedded growth should continue to help drive strong earnings for the foreseeable future and further support our attractive and growing dividend. ” Quarterly Financial Results Highlights The table s below provide a summary of the Company’s operating results for the three months ended June 30 , 202 2 : (in thousands, except per share data) For the Three Months Ended June 3 0 , 2022 For the Three Months Ended June 3 0 , 202 1 Variance to Comparable Period in the Prior Year Net Income (Loss) Attributable to the Company $ 1,218 $ (3,724) $ 4,942 132.7 % Net Income (Loss) Attributable to Common Stockholders $ 22 $ (3,724) $ 3,746 100.6 % Net Income (Loss) per Diluted Share Attributable to Common Stockholders (1) $ 0. 00 $ (0.63) $ 0.63 100.0 % Core FFO Attributable to Common Stockholders (2) $ 8, 485 $ 5,218 $ 3,267 62.6 % Core FFO per Common Share – Diluted (2) $ 1. 41 $ 0. 88 $ 0.5 3 6 0.2 % AFFO Attributable to Common Stockholders (2) $ 8, 890 $ 6,294 $ 2,596 41.2 % AFFO per Common Share – Diluted (2) $ 1.48 $ 1.0 7 $ 0. 4 1 38.3 % Dividends Declared and Paid, per Preferred Share $ 0.40 $ — $ 0.40 100.0% Dividends Declared and Paid, per Common Share $ 1. 12 $ 1.00 $ 0. 12 12 ..0% (1) The denominator for this measure in 2022 excludes the impact of 1 .. 0 million shares related to the Company’s adoption of ASU 2020 - 06, effective January 1, 2022, which requires presentation on an if - converted basis for its 2025 Convertible Senior Notes , as the impact would be anti - dilutive. (2) See the “Non - GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Incom e (Loss) Attribut able to the Company to non - GAAP financial measures, including FFO Attributable to Common Stockholders, FFO per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO per Common Share – Diluted, AFFO Attributable to Common Stockholde rs and AFFO per Common Share - Diluted. Year - to - Date Financial Results Highlights The tables below provide a summary of the Company’s operating results for the six months ended June 30, 2022: (in thousands, except per share data) For the Six Months Ended June 3 0 , 2022 For the Six Months Ended June 3 0 , 202 1 Variance to Comparable Period in the Prior Year Net Income Attributable to the Company $ 1, 420 $ 4,061 $ (2,641) (65.0% )

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 5 Net Income (Loss) Attributable to Common Stockholders $ (971) $ 4,061 $ (5,032) ( 1 23 .. 9% ) Net Income (Loss) per Diluted Share Attributable to Common Stockholders (1) $ ( 0. 16) $ 0.6 9 $ ( 0. 85) (123.2%) Core FFO Attributable to Common Stockholders (2) $ 16,712 $ 10,068 $ 6,644 66.0 % Core FFO per Common Share – Diluted (2) $ 2.81 $ 1.71 $ 1. 1 0 64.3 % AFFO Attributable to Common Stockholders (2) $ 17 , 607 $ 11,981 $ 5,626 47.0 % AFFO per Common Share – Diluted (2) $ 2.9 6 $ 2.03 $ 0.9 3 45.8 % Dividends Declared and Paid, per Preferred Share $ 0. 8 0 $ — $ 0. 8 0 100.0% Dividends Declared and Paid, per Common Share $ 2.20 $ 2 ..00 $ 0. 20 10 ..0% (1) The denominator for this measure in 2022 excludes the impact of 1 .. 0 million shares related to the Company’s adoption of ASU 2020 - 06, effective January 1, 2022, which requires presentation on an if - converted basis for its 2025 Convertible Senior Notes , as the impact would be anti - dilutive. (2) See the “N on - GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Incom e Attributable to the Company to non - GAAP financial measures, including FFO Attributable to Common Stockholders, FFO per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO per Common Share – Diluted, AFFO Attributable to Common Stockholders and AFFO per Common Share - Diluted. Investments During the three months ended June 30, 2022, the Company originated two structured investment s to provide $49.0 million of funding towards two properties. The Company’s second quarter 2022 investments included the following: ▪ Provided $30.0 million of pref erred equity for the acquisition of Watters Creek at Montgomery Farm, a grocery - anchored, mixed - use property located in Allen, Texas. Watters Creek at Montgomery Farm is approximately 458,000 square feet of grocery - anchored retail and office, anchored by M arket Street, Anthropologie, Mi Cocina, DSW, The Cheesecake Factory, Brio Italian Grille, and Michaels, and includes a variety of national and local retailers and restaurants. The three - year preferred investment for the acquisition was fully funded at clos ing, is interest - only through maturity, includes an origination fee, and bears a fixed preferred return of 8. 5 0%. ▪ Provided a $19.0 million first mortgage for the development of the retail portion of the WaterStar Orlando mixed - use property in Kissimmee, FL .. WaterStar Orlando is a mixed - use project at the center of one of the strongest performing retail corridors in Florida, includes 320 onsite residential units, and is in close proximity to the Margaritaville Resort Orlando , Island H20 Water Park , and the western entrance to Walt Disney World .. The retail portion of the development is 102 ,000 square feet and is anchored by Marshalls , Burlington , pOpshelf , Portillo’s and Outback Steakhouse .. The loan matures on August 31, 2022 , is interest - only through mat urity, includes an origination fee, and bears a fixed interest - only rate of 8.00%. During the six months ended June 30, 202 2 , the Company acquired one multi - tenant retail property for total income property acquisition volume of $39.1 million and originated three structured investments to provide $ 57 ..7 million of funding towards three retail and mixed - use properties .. These acquisitions and structured investments represent a blended weighted average going - in yield of 7.9% .. Subsequent to quarter - end, the Company acquired Madison Yards, a 162,500 square foot grocery - anchored property located in the Inman Park/Reynoldstown submarket along the Memorial Drive corridor of Atlanta, Georgia for a purchase price of $8 0.2 million. Th e p roperty is 98% occupied, anchored by Publix and AMC Theatres, includes a well - crafted mix of retailers and restaurants, including AT&T, First Watch, and Orangetheory Fitness, and is the Company’s

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 6 first Publix - anchored center. The purchase price represents a going - in cap rate below the range of the Company’s guidance for initial cash yields. Dispositions During the six mon ths ended June 30, 202 2 , the Company sold two single tenant income properties, one of which was classified as a commercial loan investment due to the tenant’s repurchase option, for $24.0 million at a weighted average exit cap rate of 6.0%. Income Property Portfolio The Company’s income property portfolio consisted of the following as of June 3 0 , 2022: Asset Type # of Properties (1) Square Feet Weighted Average Remaining Lease Term Single Tenant 7 422 6.3 years Multi - Tenant 14 2,4 18 6.7 years Total / Weighted Average Lease Term 21 2, 840 6.6 years Property Type # of Properties (1) Square Feet % of Cash Base Rent Retail 14 1,9 05 6 1 .. 5 % Office 4 532 19. 5 % Mixed - Use 3 403 1 9.0 % Total / Weighted Average Lease Term 21 2,8 40 100.0% Leased Occupancy 93.5 % Ec onomic Occupancy 9 1.3 % Physical Occupancy 90.2 % Square feet in thousands. (1) The properties include a property in Hialeah, Florida leased to a master tenant which includes three tenant repurchase option s. Pursuant to FASB ASC Topic 842, Leases , the $21.0 million investment has been recorded in the Company’s consolidated balance she ets as a Commercial Loan Investment. Operational Highlights The Company’s Same - P roperty NOI totaled $ 7 ..4 million during the second quarter of 2022, an increase of 23.8 % over the comparable prior year period , as presented in the following table. ( in thousands ) For the Three Months Ended June 3 0 , 2022 For the Three Months Ended June 30 , 2021 Variance to Comparable Period in the Prior Year Single Tenant $ 2, 190 $ 2,055 $ 135 6.6 % Multi - Tenant 5,256 3,961 1,295 32.7%

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 7 Total $ 7,446 $ 6,016 $ 1,430 23.8 % During the second quarter of 2022, the Company signed leases totaling 41 , 163 square feet. A summary of the Company’s leasing activity is as follows: Retail Square Feet Weighted Average Lease Term Cash Rent Per Square Foot Tenant Improvements Leasing Commissions New Leases 3 1.0 12.2 years $ 32.66 $ 2,721 $ 298 Renewals & Extensions 10.2 3.6 years $ 29.28 $ — $ 28 Total / Weighted Average 41. 2 10.3 years $31. 82 $ 2,721 $ 326 In thousands except for per square foot and lease term data. Subsurface Interests During the three months ended June 3 0 , 2022, the Company sold approximately 8,330 acres of subsurface oil, gas, and mineral rights for $0. 5 million, resulting in aggregate gains of $0. 5 million. During the six months ended June 30, 202 2 , the Company sold approximately 13 , 08 0 acres of subsurface oil, gas and mineral rights for $ 0. 9 million, resulting in a gain on the sale of $ 0.8 million. As of June 30 , 202 2 , the Company owns full or fractional subsurface oil, gas, and mineral interests underlying approximately 356 ,000 “surface ” acres of land owned by others in 19 counties in Florida. Capital Markets and Balance Sheet During the quarter ended June 3 0 , 2022, the Company completed the following notable capital markets activity: ▪ I ssued 88,065 common shares under its ATM offering program at a weighted average gross price of $ 66.03 per share, for total net proceeds of $ 5.7 million. ▪ R epurchased 20,010 shares for approximately $ 1.1 million at a weighted average gross price of $ 57.37 per share. ▪ C ompleted a three - for - one stock split and began trading at the post - split price on July 1, 2022. The stock split was effected in the form of a stock dividend of two additional shares of common stock for each outstanding share of common stock held as of the record date for the stock dividend. The following table provides a summary of the Company’s long - term debt, at face value, as of June 30, 202 2 : Component of Long - Term Debt Principal Interest Rate Maturity Date Revolving Credit Facility $ 111 ..0 million 30 - day LIBOR + [1.35% – 1.95%] May 2023 2025 Convertible Senior Notes $51.0 million 3.875% April 2025 2026 Term Loan (1) $65.0 million 30 - day LIBOR + [1.35% – 1.95%] March 2026 2027 Term Loan (2) $100.0 million 30 - day LIBOR + [1.35% – 1.95%] January 2027 Mortgage Note (3) $17.8 million 4.06% August 2026 Total Debt / Weighted Average Interest Rate $ 344.8 million 2. 63% (1) The Company utilized interest rate swaps on the $65.0 million 2026 Term Loan balance, including (i) its redesignation of the existing $50.0 million interest rate swap, entered into as of August 31, 2020, and (ii) a $15.0 million interest rate swap effectiv e August 31, 2021, to fix LIBOR and achieve a weighted average fixed interest rate of 0.35% plus the applicable spread.

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 8 (2) The Company utilized interest rate swaps on the $100.0 million 2027 Term Loan balance, including (i) its redesignation of the existing $100.0 million interest rate swap, entered into as of March 31, 2020, and (ii) an additional interest rate swap, effectiv e March 29, 2024, to extend the fixed interest rate through maturity on January 31, 2027, to fix LIBOR and achieve a fixed interest rate of 0.73% plus the ap plicable spread. (3) Mortgage note assumed in connection with the acquisition of Price Plaza Shopp ing Center located in Katy, Texas. As of June 3 0 , 2022, the Company’s net debt to Pro Forma EBITDA was 6.6 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 3.4 times. As of June 3 0 , 2022, the Company’s net debt to total enterprise value was 41.0%. The Company calculates total enterprise value as the sum of net debt , par value of its 6.375% Series A preferred equity, and the market value of the Company's outstanding common shares .. Dividend s On May 24 , 2022, the Company announced a cash dividend on its common stock and Series A Preferred stock for the second quarter of 2022 of $1. 12 per share and $0.40 per share, respectively, payable on June 3 0 , 2022 to stockholders of record as of the close of busi ness on June 9 , 2022. The second quarter 2022 common stock cash dividend represents a 12 ..0% increase over the comparable prior year period quarterly dividend and a payout ratio of 7 9 .. 4 % and 75.7 % of the Company’s second quarter 2022 Core FFO per diluted sh are and AFFO per diluted share, respectively. 202 2 Outlook The Company has increased its outlook for 2022 to take into account the Company’s year - to - date performance and revised expectations regarding the Company’s investment activities, forecasted capital markets transactions, and other significant assumptions. The revised per share estimates take into account the Company’s recently completed three - for - one stock split The Company’s increased outlook for 2022 is as follows : 2022 Revised Outlook Range Change from Prior Outlook Low High Low High Acquisition of Income Producing Assets $ 250 ..0 million to $2 7 5.0 million $50 million to $25 million Target Investment Initial Cash Yield 7. 00 % to 7. 25% 50 bps to 25 bps Disposition of Assets $ 50 ..0 million to $ 80 ..0 million $10 million to $10 million Target Disposition Cash Yield 6. 25 % to 6. 75% 100 bps to 25 bps Core FFO Per Diluted Share $ 1.58 to $ 1.64 $0.06 to $0.04 AFFO Per Diluted Share $ 1.70 to $ 1.76 $0.05 to $0.03 Weighted Average Diluted Shares Outstanding 18. 3 million to 18 .. 5 million 0 million to 0.3 million 2nd Quarter Earnings Conference Call & Webcast The Company will host a conference call to present its operating results for the quarter ended June 30, 2022 on Friday, July 2 9 , 2022, at 9:00 AM ET. A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial - in details.

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 9 Webcast: https://edge.media - server.com/mmc/p/uh9ig8iu Dial - In: https://register.vevent.com/register/BI03c8d5540d254fb798fffd5daa427848 We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com .. About CTO Realty Growth, Inc. CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high - quality, retail - based properties located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine I ncome Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT. We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com .. Safe Harbor Certain statements contained in this press release (other than statements of historical fact) are forward - looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended , and Section 21E of t he Securities Exchange Act of 1934, as amended. Forward - looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “ project,” and similar expressions, as well as variations or negatives of these words. Although forward - looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effec t upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward - looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a R EIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, global supply chain disruptions, and ongoing geopolitical war; the ultimate geographic spread, severity and duration of pandemics such as the COVID - 19 Pandemic and its variants, actions that may be taken by governmenta l authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10 - K for the fiscal year ended December 31, 2021 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward - looking statements , which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). We also disclose Funds From Operations ("FFO"), Core Funds From Operations ("Core FFO"), Adjusted Funds From Operations ("AFFO"), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization ("Pro Forma EBITDA"), and Same-Property Net Operating Income ("Same-Property NOI"), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, impact fee credits, subsurface sales, and land sales, in addition to the mark-to-market of the Company's investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), gain or loss on disposition of assets, gain or loss on extinguishment of debt, impairment charges, and depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, if any, non-cash revenues and expenses such as above- and below-market lease related intangibles, straight-line rental revenue, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company's assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent.

CTO LISTED NYSE © CTO Realty Growth, Inc. | ctoreit.com 10

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 11 FFO is used by management, investors and analysts to facilitate meaningful comparisons of operati ng performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real esta te diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our opera ting performance without the distortions created by other non - cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating perf ormance without the distortions created by other non - cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same - Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property - level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property - specific expen ses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same - Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company's properties. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same - Property NOI may not be comparable to similarly tit led measures employed by other companies.

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 12 Consolidated Balance Sheet CTO Realty Growth, Inc. Consolidated Balance Sheet s ( In thousands, except share and per share data ) As of (Unaudited) June 30, 2022 December 31, 2021 ASSETS Real Estate: Land, at Cost $ 205,245 $ 189,589 Building and Improvements, at Cost 344,205 325,418 Other Furnishings and Equipment, at Cost 741 707 Construction in Process, at Cost 10,419 3,150 Total Real Estate, at Cost 560,610 518,864 Less, Accumulated Depreciation (31,735) (24,169) Real Estate — Net 528,875 494,695 Land and Development Costs 686 692 Intangible Lease Assets — Net 78,328 79,492 Assets Held for Sale — 6,720 Investment in Alpine Income Property Trust, Inc. 38,483 41,037 Mitigation Credits 3,436 3,702 Mitigation Credit Rights 21,018 21,018 Commercial Loans and Investments 68,783 39,095 Cash and Cash Equivalents 7,137 8,615 Restricted Cash 27,189 22,734 Refundable Income Taxes 286 442 Deferred Income Taxes — Net 105 — Other Assets 28,029 14,897 Total Assets $ 802,355 $ 733,139 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities: Accounts Payable $ 1,325 $ 676 Accrued and Other Liabilities 15,705 13,121 Deferred Revenue 5,358 4,505 Intangible Lease Liabilities — Net 5,277 5,601 Deferred Income Taxes — Net — 483 Long - Term Debt 343,196 278,273 Total Liabilities 370,861 302,659 Commitments and Contingencies Stockholders’ Equity: Preferred Stock – 100,000,000 shares authorized; $0.01 par value, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 3,000,000 shares issued and outstanding at June 30, 2022 and December 31, 2021 30 30 Common Stock – 500,000,000 shares authorized; $0.01 par value, 6,082,626 shares issued and outstanding at June 30, 2022 and 5,916,226 shares issued and outstanding at December 31, 2021 61 60 Additional Paid - In Capital 86,347 85,414 Retained Earnings 332,916 343,459 Accumulated Other Comprehensive Income 12,140 1,517 Total Stockholders’ Equity 431,494 430,480 Total Liabilities and Stockholders’ Equity $ 802,355 $ 733,139

Consolidated P&L

CTO REALTY GROWTH

CTO Realty Growth, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except share, per share and dividend data)

	Three Months Ended		Six Months Ended	
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenues				
Income Properties	$ 16,367	$ 11,574	$ 31,535	$ 23,023
Management Fee Income	948	752	1,884	1,421
Interest Income From Commercial Loans and Investments	1,290	709	2,008	1,410
Real Estate Operations	858	1,248	1,246	3,141
Total Revenues	19,463	14,283	36,673	28,995
Direct Cost of Revenues				
Income Properties	(4,812)	(2,787)	(8,828)	(5,704)
Real Estate Operations	(228)	(533)	(279)	(615)
Total Direct Cost of Revenues	(5,040)	(3,320)	(9,107)	(6,319)
General and Administrative Expenses	(2,676)	(2,665)	(5,719)	(5,797)
Impairment Charges	—	(16,527)	—	(16,527)
Depreciation and Amortization	(6,727)	(5,031)	(13,096)	(9,861)
Total Operating Expenses	(14,443)	(27,543)	(27,922)	(38,504)
Gain (Loss) on Disposition of Assets	—	4,732	(245)	5,440
Gain (Loss) on Extinguishment of Debt	—	(641)	—	(641)
Other Gains and Income (Loss)	—	4,091	(245)	4,799
Total Operating Income (Loss)	5,020	(9,169)	8,506	(4,710)
Investment and Other Income (Loss)	(1,311)	3,903	(3,205)	9,235
Interest Expense	(2,277)	(2,421)	(4,179)	(4,865)
Income (Loss) Before Income Tax Benefit (Expense)	1,432	(7,687)	1,122	(340)
Income Tax Benefit (Expense)	(214)	3,963	298	4,401
Net Income (Loss) Attributable to the Company	1,218	(3,724)	1,420	4,061
Distributions to Preferred Stockholders	(1,196)	—	(2,391)	—
Net Income (Loss) Attributable to Common Stockholders	$ 22	$ (3,724)	$ (971)	$ 4,061
Per Share Information:				
Basic and Diluted Net Income (Loss) Attributable to Common Stockholders	$ 0.00	$ (0.63)	$ (0.16)	$ 0.69
Weighted Average Number of Common Shares				
Basic and Diluted	6,004,178	5,898,280	5,956,798	5,888,735
Dividends Declared and Paid – Preferred Stock	$ 0.40	$ —	$ 0.80	$ —
Dividends Declared and Paid – Common Stock	$ 1.12	$ 1.00	$ 2.20	$ 2.00

CTO LISTED NYSE © CTO Realty Growth, Inc. | ctoreit.com 13

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 14 Non - GAAP Financial Measures CTO Realty Growth, Inc. Non - GAAP Financial Measures Same - Property NOI Reconciliation (Unaudited) (In thousands) Three Months Ended June 3 0 , 2022 June 3 0 , 2021 Net Income (Loss) Attributable to the Company $ 1,218 $ (3,724) Gain on Disposition of Assets — (4,732) Loss on Extinguishment of Debt — 641 Impairment Charges — 16,527 Depreciation and Amortization 6,727 5,031 Amortization of Intangibles to Lease Income (497) 338 Straight - Line Rent Adjustment 507 490 COVID - 19 Rent Repayments (26) (434) Other Income Property Related Non - Cash Amortization 38 38 Interest Expense 2,277 2,421 General and Administrative Expenses 2,676 2,665 Investment and Other Loss ( Income) 1,311 (3,903) Income Tax Expense ( Benefit ) 214 (3,963) Real Estate Operations Revenues (858) (1,248) Real Estate Operations Direct Cost of Revenues 228 533 Management Fee Income (948) (752) Interest Income from Commercial Loan s and Investments (1,290) (709) Less: Impact of Properties Not Owned for the Full Reporting Period (4,494) (3,557) Cash Rental Income Received from Properties Presented as Commercial Loan s and Investments 363 354 Same - Property NOI $ 7,446 $ 6,016

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 15 Non - GAAP Financial Measures CTO Realty Growth, Inc. Non - GAAP Financial Measures ( Unaudited ) (I n thousands, except per share data ) Three Months Ended Six Months Ended June 30, 2022 June 30, 2021 June 30, 2022 June 30, 2021 Net Income (Loss) Attributable to the Company $ 1,218 $ (3,724) $ 1,420 $ 4,061 Add Back: Effect of Dilutive Interest Related to 2025 Notes (1) — — — — Net Income (Loss) Attributable to the Company, If - Converted $ 1,218 $ (3,724) 1,420 4,061 Depreciation and Amortization of Real Estate 6,707 5,031 13,076 9,861 (Gains) Losses on Disposition of Assets — (4,732) 245 (5,440) Gains on Disposition of Other Assets (632) (748) (964) (2,575) Impairment Charges, Net — 12,474 — 12,474 Unrealized Loss (Gain) on Investment Securities 1,891 (3,386) 4,348 (8,220) Funds from Operations $ 9,184 $ 4,915 $ 18,125 $ 10,161 Distributions to Preferred Stockholders (1,196) — (2,391) — Funds From Operations Attributable to Common Stockholders $ 7,988 $ 4,915 $ 15,734 $ 10,161 Loss on Extinguishment of Debt — 641 — 641 Amortization of Intangibles to Lease Income 497 (338) 978 (734) Less: Effect of Dilutive Interest Related to 2025 Notes (1) — — — — Core Funds From Operations Attributable to Common Stockholders $ 8,485 $ 5,218 $ 16,712 $ 10,068 Adjustments: Straight - Line Rent Adjustment (507) (490) (1,045) (1,175) COVID - 19 Rent Repayments 26 434 53 654 Other Depreciation and Amortization (31) (150) (170) (374) Amortization of Loan Costs and Discount on Convertible Debt 212 478 446 953 Non - Cash Compensation 705 742 1,611 1,700 Non - Recurring G&A — 62 — 155 Adjusted Funds From Operations Attributable to Common Stockholders $ 8,890 $ 6,294 $ 17,607 $ 11,981 FFO Attributable to Common Stockholders per Common Share – Diluted $ 1. 33 $ 0.83 $ 2.64 $ 1.73 Core FFO Attributable to Common Stockholders per Common Share – Diluted $ 1. 41 $ 0.88 $ 2.81 $ 1.71 AFFO Attributable to Common Stockholders per Common Share – Diluted $ 1. 48 $ 1. 07 $ 2.96 $ 2.03 (1) Interest related to the 2025 Convertible Senior Notes excluded from net income attributable to the Company to derive FFO effe ctive January 1, 2022 due to the implementation of ASU 2020 - 06 which requires presentation on an if - converted basis, as the impact to net income attributable to common stockholders would be anti - dilutive ..

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 16 Non - GAAP Financial Measures CTO Realty Growth, Inc. Non - GAAP Financial Measures Reconciliation of Net Debt to Pro Forma EBITDA (Unaudited) (In thousands) Three Months Ended June 3 0 , 2022 Net Income Attributable to the Company $ 1,218 Depreciation and Amortization of Real Estate 6, 707 Gains on Disposition of Other Assets (632) Unrealized Loss on Investment Securities 1,891 Distributions to Preferred Stockholders (1 ,196 ) Straight - Line Rent Adjustment (507) Amortization of Intangibles to Lease Income 497 Other Depreciation and Amortization (31) Amortization of Loan Costs and Discount on Convertible Debt 212 Non - Cash Compensation 705 Interest Expense, Net of Amortization of Loan Costs and Discount on Convertible Debt 2,065 EBITDA $ 10, 929 Annualized EBITDA $ 4 3,716 Pro Forma Annualized Impact of Current Quarter Acquisitions and Dispositions, Net (1) 3,050 Pro Forma EBITDA $ 4 6,766 Total Long - Term Debt 343,196 Financing Costs, Net of Accumulated Amortization 1, 194 Unamortized Convertible Debt Discount 444 Cash & Cash Equivalents (7,137) Restricted Cash ( 27, 189 ) Net Debt $ 310, 50 8 Net Debt to Pro Forma EBITDA 6. 6 x (1) Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s acquisition and disposition activity during th e three months ended June 30 , 2022.

© CTO Realty Growth, Inc. | ctoreit.com Capitalization & Dividends $ and shares outstanding in thousands, except per share data. As of June 30, 2022, unless otherwise noted Equity Capitalization Common Shares Outstanding 6,083 Common Share Price $61.12 Total Common Equity Market Capitalization $371,770 Series A Preferred Shares Outstanding 3,000 Series A Preferred Par Value Per Share $25.00 Series A Preferred Par Value $75,000 Total Equity Capitalization $446,770 Debt Capitalization Total Debt Outstanding $344,834 Total Capitalization $791,604 Cash, Restricted Cash & Cash Equivalents $34,326 Total Enterprise Value $757,278 Dividends Paid Common Preferred Q3 2021 $1.00 $0.37 Q4 2021 $1.00 $0.40 Q1 2022 $1.08 $0.40 Q2 2022 $1.12 $0.40 Trailing Twelve Months Q2 2022 $4.20 $1.57 Q2 2022 Core FFO Per Diluted Share $1.41 Q2 2022 AFFO Per Diluted Share $1.48 Q2 2022 Core FFO Payout Ratio 79.4% Q2 2022 AFFO Payout Ratio 75.7% Dividend Yield Q2 2022 $1.12 $0.40 Annualized Q2 2022 Dividend $4.48 $1.59 Price Per Share as of June 30, 2022 $61.12 $22.98 Implied Dividend Yield 7.3% 6.9% 17

© CTO Realty Growth, Inc. | ctoreit.com Debt Summary $ in thousands. As of June 30, 2022, unless otherwise noted. (1) See reconciliation as part of Non - GAAP Financial Measures in the Company’s Second Quarter 2022 Earnings Release. Indebtedness Outstanding Face Value Interest Rate Maturity Date Type Revolving Credit Facility $111,000 30 - Day LIBOR + [1.35% – 1.95%] May 2023 Variable 2025 Convertible Senior Notes 51,034 3.88% April 2025 Fixed 2026 Term Loan 65,000 30 - Day LIBOR + [1.35% – 1.95%] March 2026 Fixed Mortgage Note 17,800 4.06% August 2026 Fixed 2027 Term Loan 100,000 30 - Day LIBOR + [1.35% – 1.95%] January 2027 Fixed Total / Wtd .. Avg. $344,834 2.63% Fixed vs. Variable Face Value Interest Rate % of Total Debt Total Fixed Rate Debt 233,834 2.52% 68% Total Variable Rate Debt 111,000 30 - Day LIBOR + [1.35% – 1.95%] 32% Total / Wtd .. Avg. $344,834 2.63% 100% Leverage Metrics Face Value of Debt $344,834 Cash, Restricted Cash & Cash Equivalents ($34,326) Net Debt $310,508 Total Enterprise Value $757,278 Net Debt to Total Enterprise Value 41% Net Debt to Pro Forma EBITDA (1) 6.6x 18

Year-to-Date Investments

CTO REALTY GROWTH

Property Acquisitions	Market	Type	Date Acquired	Square Feet	Price	Occupancy At Acq.
Price Plaza Shopping Center – Katy, TX	Houston, TX	Multi-Tenant Retail	March 2022	205,813	$39,100	95%
Total Acquisitions				**205,813**	**$39,100**	

Structured Investments	Market	Type	Date Originated	Capital Commitment	Structure
Phase II of The Exchange at Gwinnett – Buford, GA	Atlanta, GA	Retail Outparcels	January 2022	$8,700	First Mortgage
Watters Creek at Montgomery Farm – Allen, TX	Dallas, TX	Grocery Anchored Retail	April 2022	$30,000	Preferred Equity
WaterStar Orlando – Kissimmee, FL	Orlando, FL	Retail Outparcels	April 2022	$19,000	First Mortgage
Improvemeny Loan at Ashford Lane – Atlanta, GA	Atlanta, GA	Tenant Improvement Loan	May 2022	$1,500	Landlord Financing
Total Structured Investments				**$59,200**	

$ in thousands.
As of June 30, 2022.

CTO LISTED NYSE © CTO Realty Growth, Inc. | ctoreit.com
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© CTO Realty Growth, Inc. | ctoreit.com Property Market Type Date Sold Square Feet Price Gain (Loss) Party City – Oceanside, NY New York, NY Single Tenant Retail January 2022 15,500 $6,949 ($60) The Carpenter Hotel – Austin, TX Austin, TX Hospitality Ground Lease March 2022 73,508 17,095 (178) Total Dispositions 89,008 $24,044 ($238) Year - to - Date Dispositions 20 $ in thousands. As of June 30, 2022.

Portfolio Detail

CTO REALTY GROWTH

Property	Type	Year Acquired/ Developed	Square Feet	In-Place Occupancy	Leased Occupancy	Cash ABR	Cash ABR PSF
Jacksonville, FL							
The Strand at St. Johns Town Center	Multi-Tenant Retail	2019	204,573	95%	95%	$4,652	$22.74
245 Riverside	Multi-Tenant Office	2015	136,853	91%	92%	2,973	$21.73
Firebirds Wood Fired Grill	Single Tenant Retail	2018	6,948	100%	100%	298	$42.89
Chuy's	Single Tenant Retail	2018	7,950	100%	100%	355	$44.65
Total Jacksonville, FL			356,324	94%	94%	$8,278	$23.23
Atlanta, GA							
Ashford Lane	Multi-Tenant Retail	2020	282,839	71%	80%	$5,976	$21.13
The Exchange at Gwinnett	Multi-Tenant Retail	2021	69,265	89%	89%	1,956	$28.24
Total Atlanta, GA			352,104	74%	82%	$7,932	$22.53
Dallas, TX							
The Shops at Legacy	Multi-Tenant Mixed Use	2021	237,572	92%	96%	$7,041	$29.64
Westcliff Shopping Center	Multi-Tenant Retail	2017	136,185	60%	60%	499	$3.67
Total Dallas, TX			373,757	80%	83%	$7,540	$20.18
Raleigh, NC							
Beaver Creek Crossings	Multi-Tenant Retail	2021	321,977	96%	98%	$5,312	$16.50
Phoenix, AZ							
Crossroads Town Center	Multi-Tenant Retail	2020	244,843	100%	100%	$4,949	$20.21
Albuquerque, NM							
Fidelity	Single Tenant Office	2018	210,067	100%	100%	$3,567	$16.98
Houston, TX							
Price Plaza Shopping Center	Multi-Tenant Retail	2022	205,813	95%	95%	$3,164	$15.37
Santa Fe, NM							
125 Lincoln & 150 Washington	Multi-Tenant Mixed Use	2021	137,659	74%	85%	$2,738	$19.89

$ in thousands, except per square foot data.

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© CTO Realty Growth, Inc. | ctoreit.com Portfolio Detail $ in thousands, except per square foot data. 22 Property Type Year Acquired/ Developed Square Feet In - Place Occupancy Leased Occupancy Cash ABR Cash ABR PSF Tampa, FL Sabal Pavilion Single Tenant Office 2020 120,500 100% 100% $2,265 $18.80 Salt Lake City, UT Jordan Landing Multi - Tenant Retail 2021 170,996 100% 100% $1,670 $9.77 Washington, DC General Dynamics Single Tenant Office 2019 64,319 100% 100% $1,580 $24.56 Las Vegas, NV Eastern Commons Multi - Tenant Retail 2021 133,304 100% 100% $1,539 $11.55 Miami, FL Westland Gateway Plaza Multi - Tenant Retail 2020 108,029 100% 100% $1,460 $13.52 Daytona Beach, FL Landshark Bar & Grill Single Tenant Retail 2018 6,264 100% 100% $628 $100.32 Crabby's Oceanside Single Tenant Retail 2018 5,780 100% 100% 273 $47.28 Total Daytona Beach, FL 12,044 100% 100% $901 $74.86 Orlando, FL Winter Park Office Multi - Tenant Mixed Use 2021 28,008 100% 100% $350 $12.50 Total Portfolio 2,839,744 91% 93% $53,246 $18.75

© CTO Realty Growth, Inc. | ctoreit.com Leasing Summary $ and square feet in thousands, except per square foot data. 23 Renewals and Extensions Q1 2022 Q2 2022 Q3 2022 Q4 2022 2022 Leases 8 5 13 Square Feet 32.5 10.2 42.7 New Cash Rent PSF $31.57 $29.28 $31.02 Tenant Improvements $368 $0 $368 Leasing Commissions $36 $28 $64 Weighted Average Term 6.2 3.6 5.4 New Leases Q1 2022 Q2 2022 Q3 2022 Q4 2022 2022 Leases 10 7 17 Square Feet 24.4 30.9 55.3 New Cash Rent PSF $31.32 $32.66 $32.07 Tenant Improvements $691 $2,721 $3,412 Leasing Commissions $335 $298 $633 Weighted Average Term 8.9 12.2 10.1 All Leases Summary Q1 2022 Q2 2022 Q3 2022 Q4 2022 2022 Leases 18 12 30 Square Feet 56.9 41.1 98.0 New Cash Rent PSF $31.46 $31.82 $31.61 Tenant Improvements $1,059 $2,721 $3,780 Leasing Commissions $371 $326 $697 Weighted Average Term 6.6 10.3 8.1

© CTO Realty Growth, Inc. | ctoreit.com Lease Expiration Schedule $ and square feet in thousands. 24 Year Leases Expiring Expiring SF % of Total Cash ABR % of Total 2022 19 70 2.5% 1,623 3.0% 2023 25 165 5.8% 3,733 7.0% 2024 20 66 2.3% 1,792 3.4% 2025 21 138 4.9% 3,821 7.2% 2026 43 417 14.7% 7,615 14.3% 2027 38 382 13.5% 5,998 11.3% 2028 21 479 16.9% 9,412 17.7% 2029 18 238 8.4% 4,515 8.5% 2030 10 95 3.3% 1,814 3.4% 2031 26 89 3.1% 2,641 5.0% Thereafter 24 455 16.0% 10,283 19.3% Total 265 2,594 91.3% 53,246 100.0% Vacant 246 8.7% Total 2,840 100.0%

Top Tenant Summary

CTO REALTY GROWTH

Tenant/Concept	Credit Rating[(1)]	Leases	Leased Square Feet	% of Total	Cash ABR	% of Total
Fidelity	A+	1	210	7.4%	3,567	6.7%
Ford Motor Credit	BB+	1	121	4.2%	2,265	4.3%
WeWork	CCC+	1	59	2.1%	1,977	3.7%
General Dynamics	A-	1	64	2.3%	1,580	3.0%
At Home	B	2	192	6.8%	1,546	2.9%
Seritage Growth Properties	Not Rated	1	108	3.8%	1,460	2.7%
Ross/dd's DISCOUNT	BBB+	4	106	3.7%	1,334	2.5%
Best Buy	BBB+	2	82	2.9%	1,224	2.3%
Darden Restaurants	BBB	3	27	1.0%	1,207	2.3%
Harkins Theatres	Not Rated	1	56	2.0%	956	1.8%
Regal Cinemas	Not Rated	1	45	1.6%	948	1.8%
The Hall at Ashford Lane	Not Rated	1	17	0.6%	851	1.6%
Hobby Lobby	Not Rated	1	55	1.9%	715	1.3%
Burlington	BB+	1	47	1.6%	699	1.3%
PNC Bank	A	2	10	0.4%	684	1.3%
Landshark Bar & Grill	Not Rated	1	6	0.2%	628	1.2%
Raymond James & Associates	BBB+	2	24	0.8%	600	1.1%
TJ Maxx/HomeGoods/Marshalls	A	1	50	1.8%	526	1.0%
Bob's Discount Furniture	Not Rated	1	42	1.5%	509	1.0%
Dick's Sporting Goods	BBB	1	45	1.6%	494	0.9%
Other		236	1,228	43.2%	29,476	55.4%
Total		**265**	**2,594**	**91.3%**	**53,246**	**100.0%**
Vacant			246	8.7%		
Total			**2,840**	**100.0%**		

$ and square feet in thousands.

(1) A credit rated, or investment grade rated tenant (rating of BBB-, NAIC-2 or Baa3 or higher) is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody's Investors Service, Fitch Ratings or the National Association of Insurance Commissioners (NAIC).

CTO LISTED NYSE © CTO Realty Growth, Inc. | ctoreit.com 25

© CTO Realty Growth, Inc. | ctoreit.com Geographic Diversification 26 Markets Leases Square Feet % of Total Cash ABR % of Total Jacksonville, FL 4 356 12.5% 8,278 15.5% Atlanta, GA 2 352 12.4% 7,931 14.9% Dallas, TX 2 374 13.2% 7,541 14.2% Raleigh, NC 1 322 11.3% 5,312 10.0% Phoenix, AZ 1 245 8.6% 4,949 9.3% Albuquerque, NM 1 210 7.4% 3,567 6.7% Houston, TX 1 206 7.2% 3,164 5.9% Santa Fe, NM 1 138 4.8% 2,738 5.1% Tampa, FL 1 121 4.2% 2,265 4.3% Salt Lake City, UT 1 171 6.0% 1,670 3.1% Washington, DC 1 64 2.3% 1,580 3.0% Las Vegas, NV 1 133 4.7% 1,539 2.9% Miami, FL 1 108 3.8% 1,460 2.7% Daytona Beach, FL 2 12 0.4% 902 1.7% Orlando, FL 1 28 1.0% 350 0.7% Total 21 2,840 100.0% 53,246 100.0% States Properties Square Feet % of Total Cash ABR % of Total Florida 9 625 22.0% 13,255 24.9% Texas 3 580 20.4% 10,705 20.1% Georgia 2 353 12.4% 7,931 14.9% New Mexico 2 347 12.2% 6,305 11.8% North Carolina 1 322 11.3% 5,312 10.0% Arizona 1 245 8.6% 4,949 9.3% Utah 1 171 6.0% 1,670 3.1% Virginia 1 64 2.3% 1,580 3.0% Nevada 1 133 4.7% 1,539 2.9% Total 21 2,840 100.0% 53,246 100.0% $ and square feet in thousands.

Other Assets

Investment Securities	Shares & Operating Partnership Units Owned	Value Per Share June 30, 2022	Estimated Value	Annualized Dividend Per Share	In-Place Annualized Dividend Income
Alpine Income Property Trust	2,148	$17.92	$38,490	$1.08	$2,320

Structured Investments	Type	Origination Date	Maturity Date	Original Loan Amount	Amount Outstanding	Interest Rate
4311 Maple Avenue, Dallas, TX	Mortgage Note	October 2020	April 2023	$400	$400	7.50%
110 N. Beach St., Daytona Beach, FL	Mortgage Note	June 2021	December 2022	364	364	10.00%
Phase II of The Exchange at Gwinnett	Construction Loan	January 2022	January 2024	8,700	—	7.25%
Watters Creek at Montgomery Farm	Preferred Investment	April 2022	April 2025	30,000	30,000	8.50%
WaterStar Orlando	Construction Loan	April 2022	August 2022	19,000	16,068	8.00%
Improvement Loan at Ashford Lane	Improvement Loan	May 2022	April 2025	1,500	1,053	12.00%
Total Structured Investments				**$59,964**	**$47,885**	

Subsurface Interests	Acreage	Estimated Value
Acres Available for Sale	356,000 acres	$5,000

Mitigation Credits and Rights	State Credits	Federal Credits	Total Book Value
Mitigation Credits	41.0	18.8	$3,400
Mitigation Credit Rights	257.6	156.4	21,000
Total Mitigation Credits	**298.6**	**175.2**	**$24,400**

$ and shares outstanding in thousands, except per share data.
As of June 30, 2022.

CTO LISTED NYSE © CTO Realty Growth, Inc. | ctoreit.com 27

© CTO Realty Growth, Inc. | ctoreit.com 2022 Guidance $ and shares outstanding in millions, except per share data. As of July 28, 2022. 28 Low High Acquisition & Structured Investments $250 - $275 Target Initial Investment Cash Yield 7.00% - 7.25% Dispositions $50 - $80 Target Disposition Cash Yield 6.25% - 6.75% Core FFO Per Diluted Share $1.58 - $1.64 AFFO Per Diluted Share $1.70 - $1.76 Weighted Average Diluted Shares Outstanding 18.3 - 18.5 The Company has increased its outlook for 2022 to take into account the Company’s year - to - date performance and revised expectations regarding the Company’s investment activities, forecasted capital markets transactions, and other significant assumptions .. The revised per share estimates take into account the Company’s recently completed three - for - one stock split ..

© CTO Realty Growth, Inc. | ctoreit.com Contact Information & Research Coverage Contact Information Corporate Office Locations Investor Relations Transfer Agent New York Stock Exchange 369 N. New York Ave., 3 rd Floor Winter Park, FL 32789 1140 N. Williamson Blvd., Suite 140 Daytona Beach, FL 32114 Matt Partridge SVP, CFO & Treasurer (407) 904 - 3324 mpartridge@ctoreit.com Computershare Trust Company, N.A. (800) 368 - 5948 www.computershare.com Ticker Symbol: CTO www.ctoreit.com Research Analyst Coverage Institution Coverage Analyst Email Phone B. Riley Craig Kucera craigkucera@brileyfin.com (703) 312 - 1635 BTIG Michael Gorman mgorman@btig.com (212) 738 - 6138 Compass Point Merrill Ross mross@compasspointllc.com (202) 534 - 1392 EF Hutton Guarav Mehta gmehta@efhuttongroup.com (212) 970 - 5261 Janney Rob Stevenson robstevenson@janney.com (646) 840 - 3217 Jones Research Jason Stewart jstewart@jonestrading.com (646) 465 - 9932 Raymond James RJ Milligan rjmilligan@raymondjames.com (727) 567 - 2585 29

© CTO Realty Growth, Inc. | ctoreit.com Safe Harbor 30 Certain statements contained in this presentation (other than statements of historical fact) are forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended and Section 21 E of the Securities Exchange Act of 1934 , as amended .. Forward - looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words .. Although forward - looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward - looking statements .. Such factors may include, but are not limited to : the Company’s ability to remain qualified as a REIT ; the Company’s exposure to U .. S .. federal and state income tax law changes, including changes to the REIT requirements ; general adverse economic and real estate conditions ; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, global supply chain disruptions, and ongoing geopolitical war ; the ultimate geographic spread, severity and duration of pandemics such as the COVID - 19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations ; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business ; the loss or failure, or decline in the business or assets of PINE ; the completion of 1031 exchange transactions ; the availability of investment properties that meet the Company’s investment goals and criteria ; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales ; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10 - K for the fiscal year ended December 31 , 2021 and other risks and uncertainties discussed from time to time in the Company’s filings with the U .. S .. Securities and Exchange Commission .. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management .. Readers are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date of this presentation .. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances ..

© CTO Realty Growth, Inc. | ctoreit.com Non - GAAP Financial Measures 31 Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) .. We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), and Same - Property Net Operating Income (“Same - Property NOI”), each of which are non - GAAP financial measures .. We believe these non - GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs .. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same - Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements ; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures .. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT .. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write - downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries .. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, impact fee credits, subsurface sales, and land sales, in addition to the mark - to - market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive .. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above - and below - market lease related intangibles, and other unforecastable market - or transaction - driven non - cash items .. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non - cash revenues and expenses such as straight - line rental revenue, non - cash compensation, and other non - cash amortization, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive .. Such items may cause short - term fluctuations in net income but have no impact on operating cash flows or long - term operating performance .. We use AFFO as one measure of our performance when we formulate corporate goals .. To derive Pro Forma EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write - downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non - cash revenues and expenses such as straight - line rental revenue, amortization of deferred financing costs, above - and below - market lease related intangibles, non - cash compensation, and other non - cash income or expense .. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities ..

© CTO Realty Growth, Inc. | ctoreit.com Non - GAAP Financial Measures 32 To derive Same - Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), gain or loss on disposition of assets, gain or loss on extinguishment of debt, impairment charges, and depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, if any, non - cash revenues and expenses such as above - and below - market lease related intangibles, straight - line rental revenue, and other non - cash income or expense .. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loan and master lease investments are also excluded from Same - Property NOI .. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented .. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loan and master lease investments in accordance with GAAP is also used in lieu of the interest income equivalent .. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions .. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non - cash revenues or expenses .. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non - cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance .. We use Same - Property NOI to compare the operating performance of our assets between periods .. It is an accepted and important measurement used by management, investors and analysts because it includes all property - level revenues from of the Company’s rental properties, less operating and maintenance expenses, real estate taxes and other property - specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods .. Same - Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company's properties .. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same - Property NOI may not be comparable to similarly titled measures employed by other companies ..

© CTO Realty Growth, Inc. | ctoreit.com Definitions & Terms 33 References and terms used in this presentation that are in addition to terms defined in the Non - GAAP Financial Measures include : ▪ This presentation has been published on July 28 , 2022 .. ▪ All information is as of June 30 , 2022 , unless otherwise noted .. ▪ Any calculation differences are assumed to be a result of rounding .. ▪ “ 2022 Guidance” is based on the 2022 Outlook provided in the Company’s Second Quarter 2022 Operating Results press release filed on July 28 , 2022 .. ▪ “Alpine” or “PINE” refers to Alpine Income Property Trust, a publicly traded net lease REIT traded on the New York Stock Exchange under the ticker symbol PINE .. ▪ “Annualized Straight - line Base Rent”, “ABR” or “Rent” and the statistics based on ABR are calculated based on our current portfolio and represent straight - line rent calculated in accordance with GAAP .. ▪ “ 2022 Net Operating Income” or “ 2022 NOI” is budgeted 2022 property - level net operating income based on the Company’s portfolio as of June 30 , 2022 , plus the annualized current quarterly dividend and management fees from PINE based on the Company’s PINE ownership as of June 30 , 2022 .. ▪ “Credit Rated” is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners (NAIC) (together, the “Major Rating Agencies”) .. An “Investment Grade Rated Tenant” or “IG” references a Credit Rated tenant or the parent of a tenant, or credit rating thereof with a rating of BBB - , Baa 3 or NAIC - 2 or higher from one or more of the Major Rating Agencies .. ▪ “Contractual Base Rent” or “CBR” represents the amount owed to the Company under the terms of its lease agreements at the time referenced .. ▪ “Dividend” or “Dividends”, subject to the required dividends to maintain our qualification as a REIT, are set by the Board of Directors and declared on a quarterly basis and there can be no assurances as to the likelihood or number of dividends in the future .. ▪ “Investment in Alpine Income Property Trust” or “Alpine Investment” or “PINE Ownership” is calculated based on the 2 , 147 , 510 common shares and partnership units CTO owns in PINE and is based on PINE’s closing stock price .. ▪ “Leased Occupancy” refers to space that is currently leased but for which rent payments have not yet commenced .. ▪ “MSA” or “Metropolitan Statistical Area” is a region that consists of a city and surrounding communities that are linked by social and economic factors, as established by the U .. S .. Office of Management and Budget .. The names of the MSA have been shortened for ease of reference .. ▪ “Net Debt” is calculated as our total long - term debt as presented on the face of our balance sheet ; plus financing costs, net of accumulated amortization and unamortized convertible debt discount ; less cash, restricted cash and cash equivalents .. ▪ “Net Operating Income” or “NOI” is revenues from all income properties less operating expense, maintenance expense, real estate taxes and rent expense .. ▪ “Total Enterprise Value” is calculated as the Company’s Total Common Shares Outstanding multiplied by the common stock price ; plus the par value of the Series A perpetual preferred equity outstanding and Net Debt ..